UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2019

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ, 85251

(Address of principal executive offices) (Zip Code)

(480) 840-8100

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

In connection with the Exchange Offers and Consents Solicitations (each as defined below) described below in Item 8.01, we are disclosing the following information to investors:

We are currently in negotiations to refinance our existing $600.0 million unsecured revolving credit facility with a new four-year unsecured revolving credit facility in an aggregate principal amount of up to $800.0 million (the “New Revolving Credit Facility”). We expect the terms of the New Revolving Credit Facility to be substantially consistent with our existing revolving credit facility, except we expect to reduce certain of the applicable margin and facility fee rates thereunder.

On October 1, 2019, our prior 364-day credit facility was repaid using $180.0 million of funds borrowed from our revolving credit facility and $20.0 million of cash on hand.

At or prior to the closing of the Merger, William Lyon Homes, Inc. (“William Lyon”) expects a notice of redemption to be issued for the entire $50.0 million outstanding principal amount of William Lyon’s 7.00% senior notes due 2022 at a redemption price equal to 100.000% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Taylor Morrison’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01	Other Events.

As previously reported, Taylor Morrison Home Corporation, a Delaware corporation (“Taylor Morrison”), and a wholly owned direct subsidiary of Taylor Morrison (“Merger Sub”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with William Lyon Homes, a Delaware corporation (“Lyon Parent”). The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Lyon Parent, with Lyon Parent surviving as a wholly owned subsidiary of Taylor Morrison (the “Merger”). On December 5, 2019, Taylor Morrison issued a press release announcing that, in connection with the Merger, it had commenced certain transactions described below. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

Exchange Offers and Consent Solicitations

On December 5, 2019, Taylor Morrison Communities, Inc. (“TMCI”), an indirect wholly owned subsidiary of Taylor Morrison, commenced exchange offers (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) to Eligible Holders (as defined below) for any and all outstanding notes of certain series (the “William Lyon Notes”) issued by William Lyon, a direct subsidiary of Lyon Parent, for up to $1.09 billion aggregate principal amount of new notes to be issued by TMCI (the “Taylor Morrison Notes”). In conjunction with the Exchange Offers, TMCI, on behalf of William Lyon, is concurrently soliciting consents (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) to adopt certain proposed amendments to each of the indentures governing the William Lyon Notes (collectively, the “William Lyon Indentures”) to eliminate substantially all of the covenants in such William Lyon Indentures, including the requirement to offer to repurchase the William Lyon Notes upon a change of control, and eliminate certain other restrictive provisions and events that may lead to an “Event of Default” in such William Lyon Indentures (collectively, the “Proposed Amendments”).

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement, dated December 5, 2019 (the “Offering Memorandum”), and the related letter of transmittal in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended (the “Securities Act”), and are conditioned upon, among other things, the closing of the Merger, which is expected to occur in the late first quarter or early second quarter of 2020.

Separate Consent Solicitations

In addition to the Exchange Offers, TMCI is soliciting consents (the “Separate Consent Solicitations”) to the Proposed Amendments from the holders of each series of William Lyon Notes who are not Eligible Holders (as defined below).

Each Separate Consent Solicitation is conditioned upon, among other things, the completion of the other Separate Consent Solicitations, although TMCI may waive such condition at any time with respect to any Separate Consent Solicitation. The Separate Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in a separate consent solicitation statement dated December 5, 2019 and the related letter of consent, and are conditioned upon, among other things, the closing of the Merger.

Change of Control Offers

TMCI has also commenced change of control offers (the “Change of Control Offers”) in connection with the Merger. TMCI’s obligation to accept and pay for the William Lyon Notes in the Change of Control Offers is conditioned upon, among other things, the closing of the Merger. The Change of Control Offers are being made pursuant to a Change of Control Notice and Offer to Purchase dated December 5, 2019 and a related letter of transmittal dated December 5, 2019, which set forth a more detailed description of the Change of Control Offers.

In addition, if, with respect to any series of William Lyon Notes, the requisite consents are received and the Proposed Amendments in respect of such series of William Lyon Notes become operative, William Lyon will no longer have an obligation under the applicable William Lyon Indenture to make a change of control offer with respect to such series of William Lyon Notes. TMCI will terminate the Change of Control Offer for any series of William Lyon Notes if a supplemental indenture relating to the Proposed Amendments is entered into with respect to such series of William Lyon Notes. If the Change of Control Offers are not terminated, Taylor Morrison intends to take such actions as may be required so that the settlement date for the Change of Control Offers coincides with the closing date of the Merger.

Other Information

Neither the press release filed herewith nor this Current Report on Form 8-K constitutes an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

The Taylor Morrison Notes have not been registered with the Securities and Exchange Commission under the Securities Act or any state or foreign securities laws. The Taylor Morrison Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Only persons who certify that they are (i) persons who are “U.S. persons” (as defined in Regulation S) and (a) “qualified institutional buyers” within the meaning of Rule 144A or (b) “accredited investors” (as defined in Regulation D) or (ii) not “U.S. persons” within the meaning of Regulation S and are outside of the United States and who are “non-U.S. qualified offerees” for purposes of applicable securities laws are authorized to receive and review the Offering Memorandum (such holders, “Eligible Holders”). The ability of an Eligible Holder to participate in the Exchange Offers and Consent Solicitations also may be further limited, as set forth under “Eligibility and Transfer Restrictions” in the Offering Memorandum.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

99.1	Press Release, dated December 5, 2019, issued by Taylor Morrison Home Corporation.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2019

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Executive Vice President, Chief Legal Officer and Secretary